EXHIBIT 3.1

040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller, Secretary of State, State of Nevada	20130182865-86
	Filing Date and Time: 03/19/2013 2:55 PM
	Entity Number: E0139112013-8

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	SUNRISE TOURS, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: INCORP SERVICES, INC. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity Street Address: ___ City: ___ Nevada Zip Code: ___ Mailing Address (if different from street address): ___ City: ___ Nevada Zip Code: ___
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with *par value:* 75000000 Par value per share: $ 0.0010 Number of shares *without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) ALEXANDER KARPETSKIY (Name) 2360 CORPORATE CIRCLE - SUITE 400 (Street Address) HENDERSON (City) NV (State) 89074-7722 (Zip Code) 2) ___ (Name) Street Address ___ City ___ State ___ Zip Code ___
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* ANY LEGAL PURPOSE
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	INCORP SERVICES, INC. (Name) X INCORP SERVICES, INC. (Incorporator Signature) 2360 CORPORATE CIRCLE - SUITE 400 (Address) HENDERSON (City) NV (State) 89074-7722 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X INCORP SERVICES, INC. 3/19/2013 **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** Date

This form must be accompanied by appropriate fees.